Exhibit 10.38



         AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 17, 2001, between BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation (the "Borrower") and KEYBANK NATIONAL ASSOCIATION, a national association (the "Lender").

         RECITALS

         A. Lender made a revolving loan (the "Original Loan") to Borrower evidenced and secured by (i) a Promissory Note (the "Original Note") dated as of October 31, 1996 in the original principal amount of $800,000 executed by Borrower and payable to the order of Lender, as amended by that certain Amended and Restated Promissory Note (the "Amended Note") dated as of December 31, 1998 in the amended principal amount of $20,000,000 and the Second Amended and Restated Promissory Note (the "Second Amended Note") dated as of March , 2000 in the amended principal amount of $10,000,000 (the Original Note, the Amended Note and the Second Amended Note being collectively referred to herein as the "Note"), (ii) a Security Agreement dated as of October 31, 1996 from Borrower for the benefit of Lender, (iii) a Credit Agreement dated as of October 31, 1996 between Borrower and Lender, and (iv) certain other documents and instruments, which together with the Note, the Security Agreement, the Credit Agreement and such other documents and instruments as may from time-to-time be amended and replaced, are sometimes collectively referred to herein as the "Original Loan Documents." The Revolving Loan was modified by (i) a First Amendment to Loan Documents dated September 3, 1997, (ii) a Second Amendment to Loan Documents dated November 18, 1997, (iii) a Third Amendment to Loan documents dated September 30, 1998, (iv) a Fourth Amendment to Loan Documents dated December 31, 1998, (v) a Fifth Amendment to Loan Documents dated May 28, 1999, (vi) a Sixth Amendment to Loan Documents dated September 20, 1999, (vii) a Seventh Amendment to Loan Documents dated March 24, 2000 and (viii) an Eighth Amendment to Loan Documents dated September 29, 2000.

         B. Borrower now desires and has requested Lender to extend credit in order to enable Borrower, subject to the terms and conditions of this Agreement, to (i) borrow on a revolving basis, at any time and from time to time prior to the Revolving Credit Maturity Date (as defined herein), an aggregate principal amount at any time outstanding not in excess of the lesser of (1) the applicable Borrowing Base (calculated in accordance with the most recent Borrowing Base Certificate delivered to Lender pursuant to Section 5.4(d) or (2) $2,000,000 (the "Revolving Loans") and (ii) borrow on a non-revolving basis an aggregate principal amount not in excess of $4,000,000 (the "Term Loan"). The proceeds of the Revolving Loans and the Term Loan shall provide working capital, the restructuring of the Original Loan and for other general corporate purposes. Lender is willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender hereby agree to amend and restate in their entirety, the Original Loan Documents as further set forth herein.

1.       DEFINITIONS

         a. Defined Terms. As used in this Agreement, the following words and terms shall have the meanings specified below:

         "Account Receivable" means any account receivable, account, chattel paper, general intangible, document, or instrument owned, acquired, or received by a person, including, but not limited to any and all rights, interest, or claims accruing to Borrower either in its own right or pursuant to the terms of any lease agreement, assignment or other instrument by and between the Borrower and any other person in and to all accounts, contract rights, general intangibles and right to payment of every kind or description now or at any time hereafter arising, directly or indirectly, out of the operations of Borrower and/or the provision of services by or on behalf of Borrower. An Account Receivable, as referred to in this Agreement, shall not include any government receivables or uninsured foreign receivables.

         "Acquired Practice Obligation" means the amount of Indebtedness incurred, assumed, guaranteed or which Borrower has otherwise agreed to be responsible for in connection with a dental practice (an "Acquired Practice") acquired by Borrower.

          "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified.

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         "Asset  Sale" means the  transfer or other  disposition,  to the extent consummated after the Closing Date, by Borrower to another person of any asset of Borrower, other than sales, transfers or other dispositions in the ordinary course of business, including without limitation as part of this exclusion any sales and leasebacks of assets in the ordinary course of business.

         "Base Rate" shall mean a variable rate of interest equal to the higher of (i) the rate of interest publicly announced by the Lender from time to time as its "prime rate," or (ii) the Federal Funds Rate plus one-half of one percent (0.50%). The Base Rate shall vary on a daily basis as the Lender's "prime rate" and the Federal Funds Rate vary.

         "Base Rate Loan" shall mean any Loan that bears interest with reference to the Base Rate.

         "Base Rate Margin" shall mean such margin as is set forth pursuant to
Section 2.6(b) of this Agreement.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrowing" shall have the meaning set forth in Section 2.3.

         "Borrowing Base" means an amount equal to 80% of the Eligible Accounts Receivable of Borrower.

         "Borrowing Base Certificate" has the meaning assigned to that term in
Section 5.4(d).

         "Business Day" shall mean a day (other than a Saturday or Sunday) on which banks generally are open in Denver, Colorado for the conduct of substantially all of their commercial lending activities.

         "Capital Expenditures" shall mean current period net fixed assets less prior period net fixed assets, plus current period depreciation.

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Change in Management" shall mean any change in the management positions of or the acceptance of a resignation or other termination, without Lender's prior written consent, of any of the following officers of Borrower:
Dennis Genty, Fred Birner or Mark Birner.

         "Closing Date" shall mean December 17, 2001.

         "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Commitment" shall mean the Commitment of Lender to make Loans hereunder as set forth in Section 2.1.

         "Commitment Fee" shall mean a fee calculated and payable as set forth in Section 2.5(b).

         "Contingent Obligations" means, as to any person, without duplication, any obligation of such person guaranteeing or intended to guarantee any indebtedness, leases, dividends or other obligations of any other person in any manner, whether directly or indirectly. The amount of any Contingent Obligation shall be deemed to be an amount equal to the maximum amount that such person may be obligated to expend pursuant to the terms of such Contingent Obligation or, if such Contingent Obligation is not so limited, the stated or determinable amount of the primary obligation in respect to which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith. The amount of Contingent Obligations shall not include any amounts included in the definition of Acquired Practice Obligations.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

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         "Default  Rate" shall mean that rate of interest  specified  in Section
2.7.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "EBITDA" means, calculated for the period of the previous four fiscal quarters, the net earnings of Borrower plus the aggregate amounts deducted in determining such net income in respect of interest expenses, taxes, depreciation and amortization; but not, however, giving effect to extraordinary losses or gains in calculating net income.

         "Eligible Accounts Receivable" means, as at any applicable date of determination, the aggregate face amount of the Accounts Receivable included in the definition of Accounts Receivable hereunder without duplication, in each case less (without duplication) the aggregate amount of all limitations and deductions with respect to such Accounts Receivable set forth below or as otherwise provided in this Agreement and less the aggregate amount of all returns, discounts, claims, credits, charges and allowances of any nature with respect to such Accounts Receivable (whether issued, owing, granted or outstanding). Unless otherwise approved in writing by the Lender in its sole discretion, no individual Account Receivable shall be deemed to be an Eligible Account Receivable if:

         (a) the Borrower does not have legal and valid title to the Account Receivable; or

         (b) the Account Receivable is not the valid, binding and legally enforceable obligation of the account debtor subject, as to enforceability, only to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of creditors' rights generally and (ii) judicial discretion in connection with the remedy of specific performance and other equitable remedies; or

         (c) the Account Receivable arises out of sale made by any Borrower to an Affiliate of any Borrower; or

         (d) the Account Receivable or any portion thereof is more than 90 days past due (from the original invoice date); or

         (e)The Account Receivable, when aggregated with all other Accounts Receivable of the same account debtor (or any Affiliate thereof), exceeds ten percent (10%) in face value of all Accounts Receivable of the Borrower then outstanding, to the extent of such excess; or

         (f)(i) the account debtor is also a creditor of the Borrower, to the extent of the amount owed by the Borrower to the account debtor, (ii) the Account Receivable is subject to any claim on the part of the account debtor disputing liability under such Account Receivable in whole or in part, to the extent of the amount of such dispute or (iii) the Account Receivable otherwise is or is reasonably likely to become subject to any right or setoff or any counterclaim, claim or defense by the account debtor, to the extent of the amount of such setoff or counterclaim, claim or defense; or

         (g)the account debtor has commenced a voluntary case under applicable bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

         (h) the Lender does not have a valid and perfected first priority security interest in such Account Receivable; or

         (i) the sale to the account debtor is on a consignment, bill-and-hold, sale on approval, guaranteed sale or sale-and-return basis or pursuant to any written agreement providing for repurchase or return; or

         (j) it is from the same account debtor (or any Affiliate thereof) and fifty percent (50%) or more, in face amount, of other Accounts Receivable from either such account debtor or any Affiliate thereof are due or unpaid for more than the applicable period of time after the original invoice date for such Account set forth in paragraph (d) above; or

         (k)  seventy-five  percent  (75%) or  more,  in face  amount,  of other
Accounts Receivable from the same account debtor are not deemed Eligible Accounts Receivable hereunder; or

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         (l) the goods  giving rise to such  Account  have not been  shipped and delivered to and accepted by the account debtor or the services giving rise to such Account have not been performed by the Borrower and accepted by the account debtor or the Account otherwise does not represent a final sale; or

         (m) the principal place of business of the account debtor is located outside of the United States; or

         (n) the Account Receivable does not comply in all material respects with all applicable legal requirements, including where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         "Event of Default" shall have the meaning assigned to such term in
Article VII.

         "Excess Cash Flow" means Borrower's Net Income plus depreciation and amortization, plus other non-cash expenses, plus tax benefits, less principal payments under any term loan now existing or hereafter obtained by Borrower from Lender at any time during the term of the Loan (including but not limited to the Term Loan), less non-financed Capital Expenditures, less Put Payments.

         "Federal Funds Rate" means, for each day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 A.M. Denver time on such day on such transactions received by the Lender from three Federal Funds brokers of recognized standing selected by the Lender in its sole discretion.

         "Fees"  shall  mean  the   Origination  Fee  and  the  Commitment  Fee.
"Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such person.

         "Financing Proceeds" means the cash (other than Net Cash Proceeds) received by the Borrower directly or indirectly, from any financing transaction of whatever kind or nature.

         "Fixed Charges" means interest expense, plus lease expense, plus current maturities of long-term debt and current maturities of capital leases (calculated for the preceding twelve-month period).

         "GAAP" shall mean generally accepted accounting principles.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Intangible Assets" means, with respect to any Person, at any time for the determination thereof, the amount of (i) all write-ups in the book value of any asset owned by such Person, (ii) any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or equity interests over the value assigned thereto on the books of such Person,
(iii) all unamortized debt discount, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or development expenses and other intangible items and (iv) all items that would be considered intangible assets under GAAP.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loans" shall mean the loans made by Lender pursuant to Section 2.1.

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         "Loan Documents" shall mean this Agreement,  the Revolving Credit Note, the Term Loan Note, the Amended and Restated Security Agreement, UCC-3 Financing Statements, and any other instruments or documents evidencing, securing or relating to the Loans.

         "Margin Stock" shall have the meaning given such term under  Regulation
U.

         "Material Adverse Change" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the consolidated Subsidiaries taken as a whole,
(b) material impairment of the ability of the Borrower and the consolidated Subsidiaries taken as a whole to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lender under any Loan Document.

         "Net Cash Proceeds" means with respect to any Asset Sale, the aggregate cash payments received by the Borrower and any consolidated Subsidiary, from such Asset Sale, net of direct expenses of sale.

         "Net Equity Proceeds" means the proceeds of any offering of equity in any person net of all costs and expenses incurred in connection with such offering.

         "Net Income" for any person means, for any period, the net income (or loss) of such person and its consolidated subsidiaries for such period taken in a single accounting period determined for such person and its consolidated subsidiaries in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any other person (other than consolidated subsidiaries of such person) in which any third person (other than such person or any of its consolidated subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such person or any of its consolidated subsidiaries by such other person during such period, (ii) the income (or loss) of any other person accrued prior to the date it becomes a consolidated subsidiary of such person or is merged into or consolidated with such person or any of its consolidated subsidiaries or such other person's assets are acquired by such person or any of its consolidated subsidiaries, and
(iii) the income of any consolidated subsidiary of such person to the extent that the declaration or payment of dividends or similar distributions by that subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instruments, judgment, decree, order, statute, rule or governmental regulation applicable to that subsidiary.

         "Note" shall mean collectively, the Revolving Credit Note and the Term Loan Note.

         "Origination Fee" shall have the meaning assigned to such term in
Section 2.5 (a).

         "Operating Cash Flow" shall mean net income after taxes and exclusive of extraordinary gains, gains on sale of fixed assets, and other income; plus depreciation, amortization, interest expense and lease expense; less dividends and distributions.

         "PBGC" shall mean the Pension Benefit Guarantee Corporation referred to and defined in ERISA and any successor thereto.

         "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, other entity or government, or any agency or political subdivision thereof.

         "Plan" shall mean any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any ERISA Affiliate.

         "Professional Corporations" shall mean those professional corporations organized for the practice of dentistry of which Borrower initially acquires that stock, but thereafter transfers the entirety of such stock to an individual licensed dentist within thirty (30) days following the date of acquisition and with which Borrower has entered into a management agreement in the standard form which has been previously approved by Lender.

         "Put Payments" means those certain bullet payments owed to certain Professional Corporations by Borrower pursuant to the terms and conditions of written agreements, copies of which will be or have been provided to Lender.

         "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

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         "Regulation  X" shall  mean  Regulation  X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Reportable  Event"  shall  mean any  reportable  event as  defined  in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).

         "Responsible Officer" of any person shall mean any executive officer or financial officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

         "Revolving Credit Maturity Date" shall mean April 30, 2002.

         "Revolving Credit Note" shall mean a promissory note of the Borrower evidencing the Revolving Loans.

         "Revolving Loans" shall mean the revolving loans made by Lender to the Borrower pursuant to Section 2.1.

         "Revolving Loan Commitment" shall mean the commitment of Lender to make Revolving Loans hereunder as set forth in Section 2.1.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Lender is subject. Such reserve percentages shall include those imposed pursuant to such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subordinated Debt" shall mean the indebtedness and liabilities of Borrower which have been subordinated by written agreement to indebtedness owed by Borrower to Lender in form and substance acceptable to Lender.

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean any subsidiary of the Borrower.

         "Term Loan" shall mean the term loan made by Lender to the Borrower pursuant to Section 2.1.

         "Term Loan Commitment" shall mean the commitment of Lender to make the Term Loan hereunder as set forth in Section 2.1.

         "Term Loan Maturity Date" shall mean April 30, 2003.

         "Term Loan Note" shall mean a promissory note of the Borrower evidencing the Term Loan.

          "Total Fixed Charges" shall mean Fixed Charges plus Put Payments.

         "Total Funded Debt" shall mean the sum without duplication for Borrower and/or any of its subsidiaries of all indebtedness for borrowed money, whether maturing in less than or more than one year, plus all bonds, notes, debentures or similar debt instruments plus all capitalized lease obligations plus the present value of all basic rental obligations under any synthetic lease, plus the stated value, or liquidation value, if higher, of all redeemable stock of such person.

         "Transactions" shall have the meaning assigned to such term in Section 3.2.

         b. Terms Generally. The definitions in Section 1.1. shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

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Except as otherwise  expressly  provided  herein,  all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.5.

2.         THE CREDIT

         a. Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, Lender agrees to make (a) Revolving Loans to the Borrower, at any time and from time to time and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Loan Commitment in accordance with the terms hereof, in an amount not to exceed the Revolving Loans and (b) a Term Loan to the Borrower in the aggregate principal amount not to exceed the Term Loan. Within the limits set forth in clause (a) of the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Revolving Loans on or after the Closing Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein. Within the limits set forth in clause (b) of the preceding sentence, the Borrower may borrow, pay or prepay the Term Loan on or after the Closing Date and prior to the Term Loan Maturity Date, subject to the terms, conditions and limitations set forth herein. Each advance under the Revolving Loans and/or a disbursement of the Term Loan (each such advance or disbursement is referred to herein as a "Loan") shall constitute a Base Rate Loan and shall be made on such Business Day and in such amount (equal to a minimum of $100,000.00) as the Borrower shall request by written notice given to the Lender, in the case of a disbursement of the Term Loan, no later than 11:00 a.m. (Denver, Colorado time) on the date of disbursement of the requested Term Loan and in the case of an advance under the Revolving Loans, as set forth in
Section 2.3.

         b. Notes. The Revolving Loans shall be evidenced by the Revolving Credit Note dated the date hereof. The Revolving Credit Note shall be a master note, and the principal amount of all Revolving Loans outstanding shall be evidenced by the Revolving Credit Note or any ledger or other record of the Lender, which shall be presumptive evidence of the principal owing and unpaid on the Revolving Credit Note. The Term Loan shall be evidenced by the Term Loan Note dated the date hereof.

         c. Notice of Borrowings. The Borrower shall give the Lender written notice not later than 11:00 a.m. (Denver, Colorado time) on the date of a requested advance under the Revolving Loan Commitment (a "Borrowing"). Such notice shall be irrevocable, shall in each case refer to this Agreement and shall be in the form attached hereto as Exhibit A. Each notice of Borrowing shall be deemed a representation by Borrower that all conditions precedent to such Borrowing have been satisfied.

d.       Notes; Repayment of Loans.

         (i) The Revolving Credit Note shall bear interest from the date of the first Borrowing on the outstanding principal balance thereof as set forth in
Section 2.6. The Lender shall, and is hereby authorized by the Borrower to, endorse on a schedule attached to the Revolving Credit Note (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in Lender's internal records, an appropriate notation evidencing the date and amount of each Revolving Loan, each payment and prepayment of principal of the Revolving Loans, each payment of interest on the Revolving Loans and the other information provided for on such schedule; provided, however, that the failure of the Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Revolving Loans made by Lender in accordance with the terms of this Agreement and the Revolving Credit Note.

         (ii) The Term Loan Note shall bear interest from the date of Borrowing on the outstanding principal balance thereof as set forth in Section 2.6. The term of the Term Loan shall commence as of the Closing Date and, if not sooner paid, the entire unpaid principal balance, all accrued and unpaid interest, and all other sums payable in connection with the Term Loan shall be due and payable in full on the Term Loan Maturity Date. Borrower shall make monthly payments of interest on the unpaid principal balance of the Term Loan pursuant to Section 2.6(b)(ii). Commencing on December 31, 2001, Borrower shall make a principal payment on the outstanding principal balance of the Term Loan in the amount of $125,000 and on the last day of each subsequent quarter thereafter, Borrower shall make principal payments on the outstanding principal balance of the Term Loan in the amount of $250,000 until the Term Loan Maturity Date.

         (iii) In addition to the foregoing, within forty-five (45) days of the end of each fiscal quarter and within ninety (90) days following the end of each fiscal year, Borrower shall make principal reduction payments on the outstanding principal balance of the Term Loan in an amount equal to 75% of the Excess Cash Flow calculated at such time for the preceding fiscal quarter. Borrower, at the time of such payment, shall provide to Lender any written evidence and financial documentation used in calculating the Excess Cash Flow.

e.       Fees.

         (a) The Borrower agrees to pay an origination fee (the "Origination Fee") in an amount equal to $60,000, one-half of which has been paid to Lender and the other half of which shall be paid on the Closing Date.

         (b) A commitment fee (the "Commitment Fee") of .50% per annum on the average daily unused amount of the Revolving Loans during the preceding month shall be payable, in arrears, on the last day of each month, commencing December 31, 2001, and continuing on the last day of each month thereafter until the Revolving Credit Maturity Date. The Commitment Fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due December 31, 2001, shall be prorated based on the number of days from the Closing Date through December 31, 2001, divided by the number of days in the month ending December 31, 2001.

         (c) All Fees shall be paid on the dates due, in immediately available funds. Once paid, none of the Fees shall be refundable (absent a calculation error) under any circumstances.

f.       Interest on Loans.

         The Borrower shall pay interest on the unpaid principal amount of each Loan from the date such Loan is made until such principal amount shall be paid in full as follows:

(a) With respect to any Base Rate Loan, at a rate per annum equal to the sum of the Base Rate and the Base Rate Margin specified in subpart (b)(i) below, which rate shall change when and as the Base Rate changes in accordance with this Agreement.

                  (b)      (i)
                                                                  Base Rate Margin
                                    Revolving Loan                200 Basis Points
                                    ----------------------------- --------------------------
                                    Term Loan                     200 Basis Points
                                    ----------------------------- --------------------------
                          (ii)      The Borrower shall pay to the Lender
                                    accrued interest on the unpaid principal
                                    balance of each Base Rate Loan on the last
                                    day of each month.

         g. Default Interest. If the Borrower shall default in the payment of the principal of or interest on the Loans or any other amount due or becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Base Rate plus 4% (the "Default Rate") From and after any Event of Default, the outstanding principal balance of the Loans shall accrue interest at the Default Rate.

h.       Termination of Commitments.

         (a)      The  Revolving   Loan   Commitment   shall  be   automatically
                  terminated at 5:00 p.m., Denver, Colorado time, on the Revolving Credit Maturity Date.

         (b) The Term Loan shall terminate at 5:00 p.m., Denver, Colorado time, on the Term Loan Maturity Date.

         (c) The Borrower shall pay to the Lender, on the date of termination, the Commitment Fee on the amount of the Revolving Loan Commitment so terminated accrued through the date of such termination.

i.       Prepayment.

         (a) The Borrower may prepay any Base Rate Loan in whole, or in part, at any time or times.

         (b) Without notice or demand, if the sum of the outstanding principal balance of the Loans shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Loans to the extent necessary to eliminate such excess. Any payment received by the Lender under this Section 2.9(b) may be applied to the Borrower indebtedness, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

         (c) The Borrower shall give prior written notice to Lender before a proposed borrowing (a "Borrowing") pursuant to Section 2.3 hereof. Such notice shall be irrevocable and shall in each case refer to this Agreement. Each notice of Borrowing shall be deemed a representation by Borrower that all conditions precedent to such Borrowing have been satisfied.

         j. Additional Costs. If either (i) any change in any law or regulation (or its interpretation), or (ii) the compliance with any guideline or request from any central lender or other governmental authority (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and the Lender determines that the amount of such capital is increased by or based upon the existence of the Loan (or commitment to make the Loan) and other extensions of credit (or commitments to extend credit) of similar type, then, upon demand by the Lender, the Borrower shall pay to the Lender from time to time as specified by the Lender additional amounts sufficient to compensate the Lender in the light of such circumstances, to the extent that the Lender reasonably determines such increase in capital to be allocable to the existence of the Lender's Loan (or commitment to make the Loan). A certificate of the Lender submitted to the Borrower as to such amounts shall be conclusive and binding for all purposes, absent manifest error. Upon notice from the Borrower to the Lender within five (5) Business Days after the Lender notifies the Borrower of any such additional costs pursuant to this Section 2.10, the Borrower may either (A) prepay in full the Loan if so affected, together with interest accrued thereon to the date of such prepayment, or (B) convert the Loan if so affected into a Loan of any other type not so affected upon not less than four (4) Business Days' notice to the Lender.

k.       Payments.

         (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), Denver, Colorado time, on the date when due in dollars to the Lender at its offices at 1675 Broadway, Suite 500, Denver, Colorado 80202, in immediately available funds.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

3.       REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to Lender that:

         a. Organization; Powers. (a) Birner Dental Management Services, Inc. is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective organization, (b) the Borrower has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) the Borrower is qualified to do business in every jurisdiction where such qualification is required, except where the failure to qualify would not result in a Material Adverse Change, and (d) the Borrower has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder.

         b. Authorization. The execution, delivery and performance by the Borrower of each of the Loan Documents and the borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation, articles of organization, operating agreement or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) as of the Closing Date, any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound which could result in a Material Adverse Change, (ii) as of the Closing Date, be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument which could result in a Material Adverse Change or (iii) result in the creation or imposition of any Lien upon any property or assets of the Borrower or any subsidiary.

         c. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         d. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

         e. Financial Statements. The Borrower has heretofore furnished to Lender its consolidated and consolidating balance sheets and statements of income and changes in financial condition as of and for the quarter ended September 30, 2001. Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, except for any omission of notes.

         f. No Material Adverse Change. There has been no Material Adverse Change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, since September 30, 2001.

         g. Title to Properties; Possession Under Leases.


         (a) The Borrower and each of the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. As of the Closing Date, all of Borrower's material properties and assets securing the Loans hereunder are free and clear of Liens, other than Liens expressly permitted by Section 6.2.

         (b) The Borrower and each of the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. The Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         h. Subsidiaries. As of the Closing Date, Borrower has no Subsidiaries.

         i. Litigation; Compliance with Laws.

         (a) As of the Closing Date, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or any business, property or rights of any such person (i) which involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Change.

         (b) Neither the Borrower nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could result in a Material Adverse Change.

j.       Agreements.

         (a) Neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that because of onerous terms has resulted or could result in a Material Adverse Change.

         (b) Neither the Borrower nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could result in a Material Adverse Change.

k.       Federal Reserve Regulations.

         (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

         l. Intentionally Deleted.

         m. Tax Returns. The Borrower and its Subsidiaries have filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in accordance with Section 5.3.

         n. No Material Misstatements. No written information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

         o. Employee Benefit Plans. The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which the Borrower or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by a material amount the value of the assets of such Plan.

         p. Operation of Business. The Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its effective businesses substantially as now conducted and as presently proposed to be conducted and the Borrower is not in material violation of any valid rights of others with respect to any of the foregoing.

         q.  Laws;  Environment.   The  Borrower  has  duly  complied,  and  its
businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance, in all material respects, with the provisions of all federal, state, and local statutes, laws, codes, and ordinances and all rules and regulations promulgated thereunder (including without limitation those relating to the environment, health and safety) . The Borrower has been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code, or ordinance and all rules and regulations promulgated thereunder as hazardous); or (6) other environmental, health or safety matters, other than such as would not have a Material Adverse Change or result in a fine, penalty, judgment or other liability in excess of $50,000. During the past five years, the Borrower has not received notice of, or has actual knowledge of any violations of any federal, state, or local environmental, health, or safety laws, codes or ordinances or any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities which would result in a Material Adverse Change or result in a fine, penalty, judgment or other liability in excess of $50,000. Except in accordance with a valid governmental permit, license, certificate or approval, during the past five years, there has been no material emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing any premises owned or leased by Borrower, of any toxic or hazardous substances or hazardous wastes at or from any premises owned or operated by Borrower. During the past five years, there has been no complaint, order, directive, claim, action, or notice by any governmental authority or any Person or entity with respect to violations of law or damages by reason of Borrower's (1) air emissions; (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous waste; or (6) other environmental, health or safety matters affecting the Borrower or its business, operations, assets, equipment, property, leaseholds, or other facilities, other than such as would not have a Material Adverse Change or result in a fine, penalty, judgment or other liability in excess of $50,000. Borrower does not have any material indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup, or disposal, other than obligations in the ordinary course of Borrower's business.

         r. Foreign Person. The Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

         s. Put Payments. The only Professional Corporations that are owed Put Payments from Borrower pursuant to certain written and/or oral agreements with Borrower are: Glendale Dental Group and Mississippi Dental Associates, P.C., in the amounts and in accordance with the terms and conditions of the respective agreements referenced in Article VII (m) hereof.

4.       CONDITIONS OF LENDING

         The obligations of Lender to make the Loan hereunder are subject to the satisfaction of the following conditions:

a.       All Borrowings.  On the date of each Borrowing:

         i. The Lender shall have received a notice of such borrowing as required by Section 2.3.

         ii. The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

         iii. The Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing. Without limiting the foregoing, as of the date of each Borrowing, Borrower must have furnished to Lender all of the financial information required by Section 5.4.

         Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.1.

b.       Closing Date.  On the Closing Date:

         i. Lender shall have received a duly executed Revolving Credit Note and Term Loan Note complying with the provisions of Section 2.4, and all other Loan Documents required herein.

         ii. Lender shall have received a favorable written opinion from counsel for the Borrower, dated as of the Closing Date and addressed to the Lender, in a form satisfactory to Lender.

         iii. All legal matters incident to this Agreement and the borrowings hereunder shall be satisfactory to the Lender and its counsel.

         iv. The Lender shall have received (i) a copy of the certificate or articles of incorporation or articles of organization, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the President, Secretary, Assistant Secretary, or other authorized officer, of the Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and
(iv) such other documents as Lender or counsel for the Lender, may reasonably request.

         v. The Lender shall have received a certificate, dated the Closing Date and signed by the President or a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of
Section 4.1 and shall have received a Borrowing Base Certificate for the month of October, 2001.

         vi. The Lender shall have received satisfactory evidence confirming that it will have a first lien on all Accounts Receivable and all other assets of Borrower.

         vii. The Lender shall have received insurance certificates evidencing adequate insurance on the property of Borrower, with Lender as an additional insured, in such amounts and in such form acceptable to Lender.

         Unless otherwise expressly agreed to by Borrower and Lender, in the event any of the conditions set forth in this Section 4.2 above have not been met on or before the Closing Date, Lender will not be obligated to make any Loan to Borrower and both parties shall be released from any further obligations hereunder.

5.       AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees with Lender that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Lender shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

a.       Existence; Businesses and Properties.

         i. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

         ii. Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         b. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and maintain such other insurance as may be required by law.

         c. Obligations and Taxes. Pay its indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall set aside on its books reserves, if any, believed to be adequate with respect thereto.

         d. Financial Statements, Reports, etc. In the case of the Borrower shall furnish to Lender:

         i. within 90 days after the end of each fiscal year, its consolidated and consolidating balance sheets and related statements of income and changes in financial position, showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, all audited by an independent public accountant of recognized national standing acceptable to the Lender and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied;

         ii. within 45 days after the end of each fiscal quarter of each fiscal year and within 30 days after the end of each month, its consolidated balance sheets and related statements of income and within 45 days after the end of each fiscal quarter of each fiscal year its statements of changes in financial position, all such statements showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such month or fiscal quarter, as applicable, and the results of its operations and the operations of such subsidiaries during such month or fiscal quarter, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and omission of notes;

         iii. concurrently with any delivery of the quarterly or year-end financial statements under (a) or (b) above, a certificate of the Financial Officer opining on or certifying such statements (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Lender demonstrating compliance with the covenants contained in Sections 6.9 through 6.12, inclusive;

         iv. Within thirty (30) days after the end of each month, the Borrowers shall deliver to Lender a borrowing base certificate in the form of Exhibit B hereto (the "Borrowing Base Certificate") detailing the Borrowers' Eligible Accounts Receivable as of the last day of such month, certified as complete and correct on behalf of the Borrower by the chief executive officer, chief financial officer, controller or other Responsible Officer of the Borrower, respectively. In addition, each Borrowing Base Certificate shall have attached to it such additional schedules and/or other information as the Lender may reasonably request including, without limitation, an accounts receivable aging report. If the Borrower fails to deliver any such Borrowing Base Certificate within ten (10) days after receiving notice from Lender that Borrower has not delivered a Borrowing Base Certificate within the time period described above, then the Borrowing Base shall be deemed to be $0 until such time as the Borrower delivers such required Borrowing Base Certificate;

         v. promptly after the same become publicly available, if applicable, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

         vi. promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any subsidiary, or compliance with the terms of any Loan Document, as the Lender may reasonably request, including, but not limited to (i) an annual budget with respect to the operations of Borrower, delivered within 90 days after the end of each fiscal year and (ii) the performance of an annual collateral exam by a collateral examiner designated by Lender.

         e. Litigation and Other Notices. Furnish to the Lender prompt written notice of the following:

         i. any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

         ii. the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof which, if adversely determined, could result in a Material Adverse Change; and

         iii. any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Change.

         f. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to the Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower to the PBGC in an aggregate amount exceeding $50,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 412 of the Code) or to appoint a trustee to administer any Plan or Plans, and
(iii) within 10 days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan,, a statement of a Financial officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC.

g.       Maintaining Records; Access to Properties and Inspections.

         Maintain all financial records in accordance with GAAP and permit any representatives designated by Lender to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times after reasonable advance notice by Lender and as often as requested and to make
extracts   from  and  copies  of  such   financial   records,   and  permit  any
representatives designated by Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

         h. Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in the preamble to this Agreement.

         i. Environment. Be and remain in compliance in all material respects with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Lender promptly of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party which could have a Material Adverse Change or result in a penalty, fine, judgment or other liability in excess of $50,000; notify the Lender promptly of any hazardous discharge from or affecting its premises which could have a Material Adverse Change or result in a penalty, fine, judgment or other liability in excess of $50,000; promptly contain and remove the same, to the extent required by applicable laws; and promptly pay any fine or penalty assessed in connection therewith.

6.       NEGATIVE COVENANTS

         The Borrower covenants and agrees with Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Lender shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Subsidiaries to:

         a.  Indebtedness.   Incur,  create,  assume  or  permit  to  exist  any
indebtedness, except:

i.       Indebtedness represented by the Note;

         ii. Indebtedness for which the Financing Proceeds are paid solely to Lender for application against, and to reduce the outstanding principal balance of, the Loans; provided that if the Loans are not paid in full, the lender providing such new loan proceeds will execute a subordination and standstill agreement in favor of Lender and in such form reasonably acceptable to Lender;

         iii. Indebtedness subordinated to the Loans pursuant to a subordination and standstill agreement satisfactory to Lender; and iv. Any Acquired Practice Obligations existing as of the date of this Agreement or any notes relating to Put Payments owing to Glendale and Mississippi (as defined in Subparagraph (m) of Article VII).

         b. Liens. Create, incur, assume or permit to exist any Lien on any property or assets of Borrower or any of its Subsidiaries which is now owned or hereafter acquired by it or on any income or rights in respect of any thereof, or enter into any agreement in favor of another party not to create, incur, assume or permit any such Lien, except:

         i. liens for taxes and other obligations not yet due or which are being contested in compliance with Section 5.3;

         ii. pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

         iii. zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; and

         iv. liens which arise in the ordinary course of business for sums not due or sums which the Company is contesting in good faith and by appropriate proceedings and with respect to which the Company has made adequate reserves in accordance with GAAP, but which do not involve any deposits or advances or borrowed money or the deferred purchase price of property or services.

         c.  Sale  and  Lease-Back  Transactions.   Except  for  any  sales  and
leasebacks of assets in the ordinary course of business, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         d. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to shareholders, officers, directors or Affiliates of Borrower, without Lender's prior approval, or make or permit to exist any investment or any other interest in, any other person, except (1) a direct obligation of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (2) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation of "P-1" by Moody's Investors Service, Inc.; (3) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial lender or federal savings lender having capital and surplus in excess of $250,000,000;
(4) stocks, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower; and (5) those certain loans or expense advances made to employees as of the date of this Agreement which do not exceed, as of December 31, 2001, principal and accrued interest in the aggregate amount of $288,000, together with any further interest accruing on such loans thereafter; and (6) advances or loans (the "Dentist Advances") to an Acquired Practice in an amount not to exceed $50,000 in the aggregate, provided that the Dental Advances are evidenced by negotiable promissory notes, which shall be pledged to Lender as further security for the Loans, in form reasonably satisfactory to Lender.

         e. Mergers, Consolidations and Sales of Assets. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (a) the Borrower may purchase and sell inventory in the ordinary course of business and (b) the Borrower may enter into one or more Asset Sales provided that the Net Cash Proceeds are paid over to Lender for application against the Loans, first to the payment of interest and other charges due thereunder, and thereafter, against the principal payments due under the Loans in the inverse order of payment dates.

         f. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, repurchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that any Subsidiary may declare and pay dividends or make other distributions to the Borrower.

         g. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets of, or otherwise engage in any other transactions with, any of its Affiliates, except that as long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

         h. Business of Borrower. Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto and, if Borrower is in violation of any of the financial covenants set forth herein, further expand as to the acquisition of any Acquired Practices relating to its current business.

         i. Total Funded Debt to EBITDA Ratio. The Borrower shall not permit the ratio of its Total Funded Debt to its EBITDA, measured at the end of each fiscal quarter, calculated on a rolling four quarter basis, to be greater than 2.00 to
1.00 through maturity of the Loans.

         j.   Capital   Expenditures.   Borrower   shall  not   permit   Capital
Expenditures, excluding Put Payments, to exceed $1,250,000, tested quarterly and calculated on a rolling four quarter basis.

         k. Total Fixed Charge Coverage Ratio. Borrower shall not permit, the ratio of Operating Cash Flow to Total Fixed Charges to be less than 1.10 through maturity of the Loans, to be tested at the end of each fiscal quarter, calculated on a rolling four quarter basis.

         l. Fixed Charge Covenant Ratio. Borrower shall not permit the ratio of Operating Cash Flow to Fixed Charges to be less than 1.25 through maturity of the Loans, to be tested at the end of each fiscal quarter, calculated on a rolling four quarter basis.

         m. Change in Management. Borrower shall not permit any Change in Management.

7.       EVENTS OF DEFAULT

         In case of the happening of any of the following events ("Events of Default"):

         i.  any  representation  or  warranty  made  or  deemed  made  in or in
connection  with  any  Loan  Document  or  the  borrowings  hereunder,   or  any
representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

         ii. default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and such default shall continue unremedied for a period of three (3) Business Days;

         iii. default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

         iv. default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in
Article V or in Article VI and such default shall continue unremedied for a period of thirty (30) days after notice thereof from Lender to Borrower;

         v. default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of thirty (30) days after notice thereof from the Lender to the Borrower;

         vi. the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any indebtedness, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement which would constitute a default under any agreement or instrument evidencing or governing any such indebtedness after the expiration of any applicable notice and grace periods, if any;

         vii. an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         viii. the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

         ix. one or more judgments for the payment of money in an aggregate amount in excess of $100,000.00 shall be rendered against the Borrower, any
Subsidiary or any combination thereof (unless Lender receives evidence demonstrating, to Lender's satisfaction, that such judgment is fully insured), subject to customary deductibles acceptable to Lender and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy, upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

         x. a Reportable Event or Reportable Events, or a failure to make a required payment (within the meaning of Section 412(n)(1)(A) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $50,000.00 and, within 30 days after the reporting of any such Reportable Event to the Lender or after the receipt by the Lender of the statement required pursuant to Section 5.6, the Lender shall have notified the Borrower in writing that (i) the Lender have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

         xi. there shall have occurred a Change in Management;

         xii. Mark Birner has his license to practice dentistry revoked or suspended in any manner during the term of the Loan;

         xiii. Put Payments are made by Borrower to any Professional Corporation during the term of the Loan other than to (i) Glendale Dental Group ("Glendale") pursuant to that certain agreement dated February 11, 1999 between Borrower and Glendale and (ii) Mississippi Dental Associates, P.C. ("Mississippi") pursuant to that certain agreement dated September 28, 1998 between Borrower and Mississippi;

         then, and in every such event and at any time thereafter during the continuance of such event, the Lender may by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitment, (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and (iii) take such other actions provided for in any of the other Loan Documents.

8.       MISCELLANEOUS

         a. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

         i. if to the Borrower, to it at 3801 East Florida Avenue, Suite 508, Denver, Colorado 80210, Attention of Dennis Genty, Telecopy No. 303-691-0889, with a copy to Dennis M. Jackson, Esq., Holland & Hart LLP, Post Office Box 8749, Denver, Colorado 80201.

         ii. if to the Lender, to it at 1675 Broadway, Suite 500, Denver, Colorado 80202, Attention of Michelle Bushey, Telecopy No. 720-904-4515, with a copy to Lea Ann T. Groesser, Esq., Brownstein Hyatt & Farber, P.C. 410 17th Street, 22nd Floor, Denver, Colorado 80202, Telecopy No. 303-223-1111.

         All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.1 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 8.1.

         b. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Loan, and the execution and delivery to the Lender of the Note evidencing such Loan, regardless of any investigation made by the Lender or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

         c. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of the Lender .

         Successors and Assigns.

         i. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         ii. Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loan at the time owing to it and the Note held by it); provided, however, that Lender shall furnish notice to Borrower of any such assignment no less than thirty (30) days in advance of making any such assignment;

d.       Expenses; Indemnity.

         i. The Borrower agrees to pay all out-of-pocket expenses incurred by the Lender in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents to the extent Lender prevails or in connection with the Loan made or the Note issued hereunder, including the fees and disbursements of Brownstein Hyatt & Farber, P.C., counsel for the Lender, and, in connection with any such amendment, modification or waiver or any such enforcement or protection, the fees and disbursements of any other counsel for the Lender. The Borrower further agrees that it shall indemnify the Lender from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

         ii. The Borrower agrees to indemnify the Lender and its directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loan or (iii) any claim, litigation, investigation or proceeding by a third party relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Indemnitee.

         iii. The provisions of this Section 8.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loan, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Lender. All amounts due under this Section 8.5 shall be payable on written demand therefor.

         e. Right of Setoff. If an Event of Default shall have occurred and be continuing Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by Lender, irrespective of whether or not Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which Lender may have.

         f. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO.

         g. Waivers; Amendment.

         i. No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Lender hereunder and under the other Loan Documents are cumulative and exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

         ii. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

         h. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by Lender in accordance with applicable law, the rate of interest payable under the Note, together with all Charges payable to Lender, shall be limited to the Maximum Rate.

         i. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         j. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.11.

k. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         l. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.3.

         m. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         Jurisdiction; Consent to Service of Process.

         i. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Colorado State court or Federal court of the United States of America sitting in Denver, Colorado, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Colorado State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

         ii. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any Colorado State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense or an inconvenient forum to the maintenance of such action or proceeding in any such court.

         iii. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation



                                By: /s/ Dennis N. Genty
                                ------------------------
                                Title: Chief Financial Officer




                                KEYBANK NATIONAL ASSOCIATION,
                                a national banking association


                                By: /s/ Michelle K. Bushey
                                --------------------------
                                Title:   Vice President